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Exhibit 10(e)

                    UNITED STATES STEEL CORPORATION EXECUTIVE
                     MANAGEMENT SUPPLEMENTAL PENSION PROGRAM
                     ---------------------------------------
                        Amended Effective January 1, 2002

1.   Purpose
     -------
The purpose of this program is to provide a pension benefit for Executive Management and certain other key managers with respect to compensation paid under the incentive compensation plans maintained by United States Steel Corporation (hereinafter "the Corporation"), its subsidiaries, and its joint ventures.

2.   Eligibility
     -----------
An employee of the Corporation, a Subsidiary Company, or a joint venture is a Member of the United States Steel Corporation Executive Management Supplemental Pension Program ("Program") if he is:
     (a) a member of the Executive Management Group as established from time to time by the United States Steel Corporation Board of Directors, or
     (b) a key manager designated by name as a "Member" under this Program by the Compensation and Organization Committee of the United States Steel Corporation Board of Directors (the "Committee").

Subject to the age 60 consent requirement outlined below, a Member will be eligible to receive the supplemental pension provided under this Program (the "Supplemental Pension") if he retires or otherwise terminates employment after completing fifteen years of continuous service. Benefits will not be payable under this Program with respect to a Member who terminates employment prior to age 60 unless the Corporation consents to the termination of employment; provided, however, that such consent is not required for terminations on account of: (a) death, or (b) involuntary termination, other than for cause.

Subject to the age 60 consent requirement outlined below, the surviving spouse of any Member will be eligible to receive the supplemental surviving spouse benefit provided under this Program (the "Supplemental Surviving Spouse Benefit") if the Member (a) has accrued at least 15 years of continuous service, and (b) either (i) dies prior to retirement, or (ii) dies after retirement under conditions of eligibility for a pension pursuant to the provisions of the United States Steel Corporation Plan for Non-Union Employee Pension Benefits (Revision of 1998) (the "Plan"). The Supplemental Surviving Spouse Benefit will not be payable with respect to a Member who terminates employment prior to age 60 unless the Corporation consents to the termination of employment; provided, however, that such consent is not required for terminations on account of: (a) death, or (b) involuntary termination, other than for cause.

Notwithstanding anything to the contrary contained herein, participants who elect to retire under (1) the Voluntary Early Retirement Program - 2001, or (2) the 2001 Voluntary Early Retirement Program - Fairless Works, shall be treated as having Corporation consent to retire even if they have not attained age 60.

3.   Amount of Benefit
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     a.   Supplemental Pension
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          The Supplemental Pension provided under this Program shall be a monthly amount paid for the life of the Member equal to the product of: (i) the Member's Average Earnings,

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          multiplied by (ii) a percentage which shall be equal to the sum of
          1.54% for each year of continuous service and each year of allowed service.

          Except as otherwise provided in this Program, the terms "continuous service," "allowed service," "surviving spouse" and "Subsidiary Company" as used herein mean continuous service, allowed service, surviving spouse, and subsidiary company as determined under (or, in the case of "subsidiary company", as defined in) the United States Steel 1994 Salaried Pension Rules adopted under the Plan. However, the term "continuous service" for the purpose of determining the amount of the Supplemental Pension and Supplemental Surviving Spouse Benefit under this Program shall exclude the Member's continuous service that
          (i) is creditable under a pension plan adopted by the Corporation, a Subsidiary Company, or a joint venture, if the pension plan includes bonus payments as creditable earnings for pension purposes, or (ii) occurs following the date the Member was designated by the Committee as no longer covered by this Program for future accruals.

          Average Earnings as used herein shall be equal to the total bonuses paid or credited to the Member pursuant to the United States Steel Corporation Annual Incentive Compensation Plan (and/or under similar incentive plans or under profit sharing plans, if the employing entity has a profit sharing plan rather than an incentive plan) with respect to the three calendar years for which total bonus payments or deferrals (or such other payments) were the highest out of the last ten consecutive calendar years immediately prior to the calendar year in which retirement or death occurs (or, if earlier, the date the Member was designated by the Committee as no longer covered by the Program for future accruals) divided by thirty-six. Bonus payments or deferrals (or such other payments) will be considered as having been made for the calendar year in which the applicable services were performed rather than for the calendar year in which the bonus payment was actually received. Notwithstanding anything to the contrary contained herein, no benefits payable with respect to a Member shall be based on any bonus paid to such Member after the date he was designated by the Committee as no longer covered by this Program.

          The Average Earnings used in the determination of benefits under this Program as of retirement will be recalculated using any bonus payable for the calendar year in which retirement occurs if such bonus produces Average Earnings greater than that determined at retirement.

          As of December 31, 2001, (the "Effective Date"), the determination of Average Earnings used herein also shall take into consideration bonuses paid or credited to the Member after the Effective Date by Marathon Oil Corporation, Marathon Oil Company, Marathon Ashland Petroleum LLC, and Speedway SuperAmerica LLC, and their subsidiaries and successors.

     b.   Supplemental Surviving Spouse Benefit
          -------------------------------------
          The Surviving Spouse of a Member shall be eligible for a monthly Supplemental Surviving Spouse Benefit under this Program equal to (i) in the case of a Member who dies after retirement, 50% of the Supplemental Pension that was being paid to the Member, or (ii) in the case of a Member who dies while still employed by the Corporation, the actuarial equivalent (to adjust to the life expectancy of the spouse utilizing the 1971 Group Annuity Mortality Tables unisexed on a 9 to 1 female-male ratio for the spouse and the PBGC interest rate in effect the first of the month following the date of the Member's death) of 100% of the monthly Supplemental Pension that would have been payable to the Member had the Member retired with Corporation consent as of the date of his death. In the event that a Member who has completed fifteen years of continuous service dies while still employed by the Corporation and does not leave a Surviving Spouse, an amount equal to the lump sum distribution which he would have received under this Program had he retired with Corporation consent as of the date of his death shall be payable to his estate.

4.   Form of Benefit
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     a.   Normal Form - Lump Sum Distribution
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          The Member shall receive a lump sum distribution of both the benefits payable to him and the benefits payable to his surviving spouse, if any, unless the Member elects prior to the earlier of retirement or death to:
          (i) receive on a monthly basis both the benefits payable to him and the benefits payable to his surviving spouse, or
          (ii) receive on a monthly basis the benefits payable to him (but not the benefits payable to his surviving spouse).

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          If the Member (i) dies prior to retirement, or (ii) made the election in paragraph 4.a.(ii) above, the Supplemental Surviving Spouse Benefit, if any, shall be paid in a lump sum distribution. Such lump sum distribution will be determined based upon the life expectancy of the Member's surviving spouse.

          Unless a valid election has been made in accordance with paragraph 4.b. below, any lump sum distribution shall be payable within 90 days following retirement, or death, and shall represent full and final settlement of all benefits provided under the Program. Any lump sum distribution under this Program shall be calculated in the same manner as it would have been calculated had it been made under the United States Steel Corporation Plan for Non-Union Employee Pension Benefits (Revision of 1998). If a Member elects a lump sum and retires, but dies prior to receiving such lump sum, the lump sum will be paid to the Member's surviving spouse or to the Member's estate if there is no surviving spouse.

     b.   Deferral of Lump Sum Distribution
          ---------------------------------
          A Member who makes a valid election to receive a lump sum distribution in accordance with paragraph 4.a. above may elect, prior to retirement and in writing to the administrator of the Program, to receive such lump sum distribution either:
          (i) in full on February 1 of the year following the year in which the Member retires, or
          (ii) in three annual installments with the first annual installment payable within 90 days following the Member's date of retirement and the succeeding installments payable on the next two anniversaries of the first payment date.

          Interest would accrue and be payable on the balance due at the rate used under the Program to determine the actuarially equivalent lump sum value of the Member's benefit under the Program.

          If the Member makes a valid deferral election in accordance with the preceding paragraph and dies prior to retirement, the deferral election will apply to the lump sum distribution of the Supplemental Surviving Spouse Benefit, if any.

          Subject to a 2% penalty, the Member may elect to accelerate the payment of all remaining installments to a date prior to the scheduled date. If such an election is made, the accelerated payment would be reduced by an amount equal to 2% of the amounts accelerated (including interest). Such an election for acceleration of any balance due will be valid only if it is filed in writing with the administrator at least 20 days prior to the date payment is requested.

5.   Split Dollar Exchange Option
     ----------------------------
     a. Upon attainment of age 59 each Member who will have completed l5 years of continuous service prior to age 60 will be given a one time opportunity to elect, effective upon attainment of age 60, to exchange all or a specified portion of his unvested accrued benefit under this Program for split dollar life insurance coverage. (In addition, (i) a Member who becomes a Member after attainment of age 60 will be given such opportunity immediately prior to becoming a Member, and (ii) a Member who will complete 15 years of continuous service after attainment of age 60 will be given such opportunity upon completion of 14 years of continuous service.) Any Member interested in exploring this opportunity must elect to do so within 30 days of the date he is sent notice of such opportunity.

     b. Each Member who elects to explore such opportunity will be given information about:
          (i) the estimated lump sum value of his accrued benefit under the Program as of the date split dollar coverage would become effective (using the PBGC interest rate in effect at the time the estimate is given), and
          (ii) the estimated cost of each $100,000 of split dollar life insurance that he may purchase from a participating insurance underwriter.

          No insurance underwriter will be permitted to participate unless it has at least a rating of AA- as evaluated by Moody's. The underwriters initially participating in this special program will include Metropolitan, Manufacturer's Life of Canada, Pacific Life and Denver Life. Each Member must elect to make or not make an exchange for split dollar life insurance within 60 days of being sent this information. Any

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          Member electing to make an exchange for such split dollar life insurance either on his own behalf or on behalf of a trust (which will become the policy owner) must complete the enrollment process that includes a physical examination for all persons to be insured under the policy, a formal application for insurance, and contractual materials. The enrollment package will be sent by the new business department of the National Benefits Group, Inc., an affiliate of Marsh & McLennan Inc. Split dollar coverage will become effective as of the later of: (i) the date that the Member attains age 60, (ii) the date that the Member becomes a Member under the Program, (iii) the date that the Member completes 15 years of continuous service, or (iv) the date that the insurance underwriters issue a split dollar insurance policy ("policy").

          The amount of the Member's accrued lump sum benefit under this Program will be reduced as of the date that split dollar life insurance coverage becomes effective. The value of such accrued lump sum benefit will be calculated using the PBGC interest rate applicable to retirements which occur in the month prior to the month in which this split dollar policy becomes effective. The amount of reduction will be determined by the underwriter and will consist of the present value of the Corporation's cost to provide the split dollar policy. Such present value will be calculated utilizing the same interest rate used to calculate the Member's accrued lump sum benefit. The Corporation's cost will be the most favorable quote obtainable at the time of procurement from the participating underwriters. Any remaining accrued lump sum benefit will be converted back to a reduced number of years and months of service for future benefit calculation.

     c. Any split dollar policy received by the Member shall be payable upon the Member's death, or, in the case of a joint life policy, upon the later of the Member's death or his co- insured's death if this dual coverage feature is elected. The proceeds of the policy will be payable to the beneficiary of record. Such amount will be paid in a lump sum but the Member may make arrangements for payment in installments.

     d. The face amount of the split dollar policy will be payable upon the death of the last insured under the policy if the earnings actually credited by the underwriter on the cash value of the policy equal or exceed the anticipated earnings rate for the policy. The anticipated credited earnings rate is established at the time that the policy is issued and represents the earnings rate which the insurance carrier anticipates will be earned by the policy and which, if earned, will preclude any lapse in the policy. However, if the earnings resulting from the actual credited rates do not equal or exceed the earnings which would be produced by the anticipated credited rate, then the policy may lapse before the death of the last insured unless the policy owner agrees with the insurance carrier to reduce the amount of split dollar insurance or unless the policy owner makes special contributions to the policy. The Policy Service Department of the National Benefits Group, Inc. will advise the policy owner in the event that the actual earnings credited to the policy fall below the earnings which would have been produced by the anticipated credited rate and will assist the policy owner in making arrangements to reduce the amount of the policy or to make contributions thereto if the policy owner so elects. The policy owner will have the right at any time after the policy has been in effect for fifteen years to surrender the policy and receive the cash balance (minus any surrender charge).

     e. There will be imputed income with respect to this split dollar life insurance because the Corporation will be paying a premium equal to the term cost of such insurance. Term insurance premiums and imputed income shall terminate the earlier of: (i) the end of the fifteenth year in which the policy is in force, or (ii) the death of the last insured under the policy.

     f. The Corporation shall be solely responsible for paying the annual split dollar premiums (and term insurance premiums) required by the insurance carrier. The total amount of premiums paid by the Corporation will be repaid to it by the insurance underwriter on the earlier of (i) the end of the fifteenth year in which the policy is in force, or (ii) the death of the last insured under the policy. Repayment of the premiums to the Corporation upon the death of the last insured (or upon the end of the fifteen year period following the date of issue, if later) shall not reduce the face amount of the policy which is payable to the beneficiary. The policy has been designed so that the Corporation will be able to recover the premiums it

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          had paid without adversely impacting the beneficiary. The policyholder will be required to sign an agreement authorizing the insurance underwriter to repay the Corporation, at the appropriate time, the premiums which it has paid.

     g. The policyholder may request a change in ownership and/or beneficiary of the split dollar life insurance policy at any time. If the beneficiary predeceases the Member and a new beneficiary is not named, the split dollar life insurance policy will be payable in accordance with a preferred beneficiary schedule.

     h. The policy's beneficiary will be provided the necessary forms for claiming the split dollar life insurance proceeds if the beneficiary contacts: (i) National Benefits Group, Inc., or (ii) the United States Steel and Carnegie Pension Fund.

6.   General Provisions
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     a.   Administration
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          The Vice President-Administration, United States Steel and Carnegie
          Pension Fund, is responsible for the administration of this Program. The administrator shall decide all questions arising out of and relating to the administration of this Program. The decision of the administrator shall be final and conclusive as to all questions of interpretations and application of the Program.

     b.   Amendment or Termination of Program
          -----------------------------------
          The Corporation reserves the right to make any changes in this Program or to terminate this Program as to any or all groups of employees covered under this Program, but in no event shall such amendment or termination adversely affect the benefits accrued hereunder prior to the effective date of such amendment or termination. Any amendment to this Program which changes this Program (including any amendment which increases, reduces or alters the benefits of this Program) or any action which terminates this Program to any or all groups shall be made by a resolution of the Corporation's Board of Directors (or any authorized committee of such Board) adopted in accordance with the bylaws of the Corporation and the corporation law of the state of Delaware.

     c.   No Guarantee of Employment
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          Neither the creation of this Program nor anything contained herein shall be construed as giving an individual hereunder any right to remain in the employ of the Corporation.

     d.   Nonalienation
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          No benefits payable under this Program shall be subject in any way to alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance of any kind by operation of law or otherwise. However, this section shall not apply to portions of benefits applied to satisfy (i) obligations for the withholding of taxes, or (ii) obligations under a qualified domestic relations order.

     e.   No Requirement to Fund
          ----------------------
          Except to the extent provided otherwise in this paragraph, benefits provided by this Program shall be paid out of general assets of the Corporation. No provisions in this Program, either directly or indirectly, shall be construed to require the Corporation to reserve, or otherwise set aside, funds for the payment of benefits hereunder.

          As of the Effective Date, United States Steel Corporation (and its subsidiaries and successors) and Marathon Oil Corporation (and its subsidiaries and successors) have assumed liability for a Specified Percentage of the Corporate Part, if any, of each Member's accrued benefit under the Program. The term "Corporate Part" is defined to mean the pro rata portion (based upon continuous service taken into consideration for benefit accrual purposes under the Program) of a Member's total accrued benefit under the Program as of the Effective Date (as adjusted, if applicable, for increases in compensation in periods after the Effective Date) which is attributable to continuous service performed for the USX Headquarters unit of USX Corporation on

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          or after May 1, 1991 and prior to the Effective Date. The Specified
          Percentage is thirty-five percent (35%) for United States Steel Corporation and sixty-five percent (65%) for Marathon Oil Corporation.

     f.   Controlling Law
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          To the extent not preempted by the laws of the United States of
          America, the laws of the Commonwealth of Pennsylvania shall be the controlling state law in all matters relating to this Program.

     g.   Severability
          ------------
          If any provisions of this Program shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Program, but this Program shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     h.   Exclusive Provisions of Program
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          The provisions contained herein constitute the complete and exclusive statement of the terms of this Program. There are no written or oral representations, promises, statements or commitments, other than those expressly set forth herein, with respect to benefits provided by this Program. All reliance by any individual concerning the subject matter of this Program shall be solely upon the provisions set forth in this document.

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